                                                                     EXHIBIT 3.1


                          SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        SCIENTIFIC GAMES HOLDINGS CORP.

                   (ORIGINALLY INCORPORATED ON MARCH 28, 1991
                               UNDER THE NAME OF
                      SCIENTIFIC GAMES ACQUISITION CORP.)


         Scientific Games Holdings Corp. (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: That the Board of Directors of said Corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the amendments to the Certificate of Incorporation of the Corporation, and the restatement of the Corporation's Certificate of Incorporation, in each case, as set forth below.

         SECOND: That thereafter, pursuant to a resolution of its Board of Directors, the holders of a majority of the issued and outstanding shares of the capital stock of said Corporation approved the amendments and this restatement.

         THIRD: That the amendments were duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         RESOLVED, that the Corporation's Certificate of Incorporation be amended and restated by deleting the text therein in its entirety and adding the following in lieu thereof.

                                    ARTICLE I

         The name of the corporation is "Scientific Games Holdings Corp." (the "Corporation").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

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                                  ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         A. Authorization. The total number of shares of capital stock (the "Stock") which the Corporation shall have the authority to issue is 28,750,000 shares. Such authorized shares shall be divided into two classes, as follows:

                  1. Common stock, consisting of 25,750,000 shares, par value $0.001 per share (the "Common Stock"), which shall have full voting powers and all rights and privileges of common stock; and

                  2. Preferred stock, consisting of 3,000,000 shares, par value $0.001 per share (the "Preferred Stock"), in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof.

The preferences and relative, participating, optional and other special rights, qualifications and restrictions of the shares of each class of Stock shall be as hereinafter provided in this Article IV.

         B.       Common Stock.

                  1. Dividends. The holders of Common Stock shall be entitled to received such dividends (payable in cash, stock, or otherwise) as from time to time may be lawfully declared on the Common Stock by the Board of Directors of the Corporation from funds legally available therefor.

                  2. Voting Rights. The holders of Common Stock shall be entitled to cast one vote per share of Common Stock on all matters submitted for the vote of the stockholders of the Corporation and as otherwise required by law.

                  3. Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after satisfying claims of creditors, secured and unsecured, and after distribution in full of the preferential amounts to be distributed to the holders of Preferred Stock, if any, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind lawfully available for distribution to stockholders, ratably and in proportion to the number of shares of Common Stock held by them.

         C. Preferred Stock. Each series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and such relative, participating, optional or other special rights (including, without limitation, the right to convert shares of such Preferred Stock into shares of Common Stock at such rate and upon such terms and conditions as may be fixed by the



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Corporation's Board of Directors), with such qualifications, limitations, or restrictions of such preferences or rights as shall be stated in the resolution or resolutions providing for the issue of such series of Preferred Stock, as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the laws of the State of Delaware.

                                   ARTICLE V

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any such reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application had been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE VI

         The following provisions are inserted for the regulation and conduct of the affairs of the Corporation, and it is hereby expressly provided that the same are intended in furtherance and not in limitation or exclusion of the powers conferred by statute:

         A. The Board of Directors is expressly authorized to adopt, repeal, alter or amend the ByLaws of the Corporation by the vote of a majority of the entire Board of Directors. Alternatively, in addition to any requirements of law or of any other provision of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of eighty percent (80%) or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to adopt, amend, alter or repeal any provision of the By-Laws. For purposes of this paragraph A, "Voting Stock" shall have the meaning set forth in paragraph B.7 of this Article VI.

         B.       1.       Subject to the provisions of Article IV hereof
         relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation.



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                  2.       Beginning with the adoption of the First Amended and
         Restated Certificate of Incorporation, the directors, other than those who may be elected by holders of preferred stock or any class or series of stock having a preference over the common stock as to dividends or upon liquidation pursuant to the terms of this Amended and Restated Certificate of Incorporation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board of Directors, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-Laws of the Corporation: (a) one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1994, (b) another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1995, and (c) another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1996, with each class to hold office until its successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-Laws of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

                  3. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  4. Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

                  5. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the By-Laws, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-laws. Any director elected in accordance with the preceding sentence of this subparagraph 5 shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

                  6. Any director may be removed from office following, or in connection with, or in contemplation of, a Change in Control of the Corporation (as defined in paragraph B.7 of this Article VI) only for cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of Voting Stock (as defined in paragraph B.7 of this Article VI), voting together as a single class. For purposes of this subparagraph 6, "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation. In



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         all other instances, directors, other than those who may be elected by holders of preferred stock or any class or series of stock having a preference over the common stock as to dividends or upon liquidation pursuant to the terms of this Amended and Restated Certificate of Incorporation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board of Directors, may be removed by the affirmative vote of a majority of shares present or represented by proxy entitled to vote on the election of directors and voting on any such removal resolution.

                  7.       For the purposes of this Article VI:

         "Voting Stock" shall mean the outstanding shares of all classes and series of the Corporation entitled to vote generally in the election of directors of the Corporation or of a Subsidiary as the context may require, and shall not include any series of the preferred stock of the Corporation unless the certificate of designation of rights and preferences for such series shall specifically state that such series shall be deemed "Voting Stock" for purposes of this Article VI.

         A "Change in Control of the Corporation" shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the Rules and Regulations promulgated thereunder) or group of persons, (a) becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing, or convertible into or exchangeable for, securities representing more than 50% of the combined voting power of the Corporation's then outstanding securities; or
(b) acquires the right or power to nominate and/or control, directly or indirectly, whether through the ownership of voting securities of the Corporation, by contract or otherwise, a majority of the members of the Corporation's Board of Directors without having first received, prior to any such person or group of persons acquiring such right or power, the prior written consent of at least two-thirds of the members of the entire Board of Directors of the Corporation then in office, including at least one director who is not a Public Director (as defined in this paragraph B.7).

         A "Public Director" shall mean a person other than an officer, employee or "control person" (as such term is defined in Rule 405 of the General Rules and Regulations of the Securities Act of 1933, as amended) of the Corporation or its subsidiaries or any "affiliate" (as such term is defined in Rule 405 of the General Rules and Regulations of the Securities Act of 1933, as amended).

                                  ARTICLE VII

         Subject to the rights of the holders of preferred stock or any other class or series of stock having a preference over the common stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of the preferred stock or any other class or series of stock having a preference over the common stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the By-Laws of the Corporation.



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                                  ARTICLE VIII

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing in this Article VIII shall eliminate or limit the liability of any director (a) for breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this
Article VIII, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         IN WITNESS WHEREOF, Scientific Games Holdings Corp. has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed, certified and attested by its Chief Executive Officer and its Secretary, duly authorized officers of the Corporation, as of the 28th day of June, 1994 and this Certificate shall be effective, pursuant to
Section 103(d) of the Delaware General Corporation Law, on the 30th day of June, 1994. The signature of the Chief Executive Officer and the Secretary constitute the affirmation and acknowledgement of such persons, under penalties of perjury, that this instrument is the act and deed of said Corporation and that the facts stated herein are true.

                                             SCIENTIFIC GAMES HOLDINGS CORP.



                                             By: William G. Malloy
                                                -------------------------------
                                                 William G. Malloy
                                                 Chief Executive Officer and
                                                 Chairman of the Board

ATTEST:



C. Gray Bethea, Jr.
------------------------------
C. Gray Bethea, Jr., Secretary

[CORPORATE SEAL]



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STATE OF GEORGIA            )
                            : SS.:
COUNTY OF FORSYTH           )



         The undersigned, a Notary Public in and for the aforesaid County and State, certifies that on this 28th day of June, 1994, William G. Malloy, the Chief Executive Officer and Chairman of the Board of Scientific Games Holdings Corp. (the "Corporation"), and C. Gray Bethea, Jr., Secretary of the Corporation, known to me personally to be such, duly executed the foregoing Certificate before me and acknowledged said Certificate to be their act and deed made on behalf of the Corporation, and acknowledged that the facts stated therein are true. The signatures on the attached Certificate of said Chief Executive officer and said Secretary of the Corporation are in the handwriting of said Chief Executive Officer and said Secretary, respectively, and the seal affixed to the Certificate is the corporate seal of the Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office this 28th day of June, 1994.




                                         Linda Johnson Weaver
                                         -------------------------------------
                                         Notary Public

(Affix Notarial Seal)



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                           CERTIFICATE OF DESIGNATION
                                       OF
                       SERIES A PARTICIPATING CUMULATIVE
                                PREFERRED STOCK

                                       OF

                        SCIENTIFIC GAMES HOLDINGS CORP.

                         Pursuant to Section 151 of the
                         General Corporation Law of the
                               State of Delaware

         We, William G. Malloy, President, Chief Executive Officer and Chairman of the Board, and William F. Behm, Executive Vice President, of Scientific Games Holding Corp. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware ("Delaware Law"), in accordance with the provisions thereof, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors on July 10, 1997 adopted the following resolution creating a series of Preferred Stock in the amount and having the designation, voting powers, preferences and relative, participating, optional and other special rights and qualifications., limitations and restrictions thereof as follows:

         Section 1. Designation and Number of Shares. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 500,000. Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Company.

         Section 2.        Dividends and Distributions.

                (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on the first day of February, May, August and November of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends or other distributions and 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than (i) a dividend payable in shares of Common Stock, par value $.00l per share, of the Company (the "Common Stock") or (ii) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Company shall at any time after July 10, 1997 (the "Rights Declaration Date") pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses (i) and (ii) of the first sentence of paragraph (A)); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.



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

         Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

                (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of stockholders of the Company. If the Company shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Company.

                (c)        (i)      If at any time dividends on any series A
         Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two Directors.

                           (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two



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                  Directors. If the number which may be so elected at any
                  special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

                           (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

                           (iv) In any default period, the holders of Common Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section
                  3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                           (v) Immediately upon the expiration of a default period, (x) the right of



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                  the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and
                  (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

                  (d) The Certificate of Incorporation of the Company shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

                  (e) Except as otherwise provided herein, holders of Series A Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action.

         Section 4.        Certain Restrictions.

                (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Company shall not:

                           i. declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                           ii. declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           iii. redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or



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

                           iv. redeem, purchase or otherwise acquire for value any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for value any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Certificate of Incorporation or as otherwise permitted under Delaware Law.

          Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Company shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. If the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Company shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. No Redemption. The Series A Preferred Stock shall not be redeemable.

          Section 9. Rank. The Series A Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Company's preferred stock, except any series that specifically provides that such series shall rank junior to the Series A Preferred Stock.

          Section 10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.



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

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate as of this 10th day of July, 1997.



                                      William G. Malloy
                                      -----------------------------------------
                                      William G. Malloy
                                      President, Chief Executive Officer and
                                      Chairman of the Board




                                      William F. Behm
                                      -----------------------------------------
                                      William F. Behm
                                      Executive Vice President


Attest:


C. Gray Bethea, Jr.
---------------------------------
C. Gray Bethea, Jr.,
   Vice President, Secretary and
   General Counsel



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